                                                             EXHIBIT NO. 99.1(c)

                               MFS SERIES TRUST VI

                           CERTIFICATION OF AMENDMENT
                           TO THE DECLARATION OF TRUST

                                  REDESIGNATION
                       OF CLASS P SHARES AS CLASS I SHARES


         The undersigned, being a majority of the Trustees of MFS Series Trust VI (the "Trust"), a business trust organized under the laws of The Commonwealth of Massachusetts pursuant to an Amended and Restated Declaration of Trust dated January 6, 1995 as amended (the "Declaration"), acting pursuant to Section 6.10 of the Declaration, do hereby redesignate the shares previously designated as Class P shares of each series of the Trust as Class I shares.

      IN WITNESS WHEREOF, a majority of the Trustees of the Trust have executed this amendment, in one or more counterparts, all constituting a single instrument, as an instrument under seal in The Commonwealth of Massachusetts, as of this 11th day of December, 1996.



A. KEITH BRODKIN                                     WALTER E. ROBB, III
---------------------------                          -----------------------
A. Keith Brodkin                                     Walter E. Robb, III
76 Farm Road                                         35 Farm Road
Sherborn, MA  01770                                  Sherborn,  MA  01770


RICHARD B. BAILEY                                    ARNOLD D. SCOTT
---------------------------                          -----------------------
Richard B. Bailey                                    Arnold D. Scott
63 Atlantic Avenue                                   20 Rowes Wharf
Boston,  MA  02110                                   Boston, MA  02110


MARSHALL N. COHAN                                    JEFFREY L. SHAMES
---------------------------                          -----------------------
Marshall N. Cohan                                    Jeffrey L. Shames
2524 Bedford Mews Drive                              60 Brookside Road
Wellington,  FL  33414                               Needham, MA  02192


LAWRENCE H. COHN                                     J. DALE SHERRATT
---------------------------                          -----------------------
Lawrence H. Cohn                                     J. Dale Sherratt
45 Singletree Road                                   86 Farm Road
Chestnut Hill,  MA  02167                            Sherborn, MA  01770


SIR J. DAVID GIBBONS                                 WARD SMITH
---------------------------                          -----------------------
Sir J. David Gibbons                                 Ward Smith
"Leeward"                                            36080 Shaker Blvd
5 Leeside Drive                                      Hunting Valley, OH 44022
"Point Shares"
Pembroke,  Bermuda  HM  05


ABBY M. O'NEILL
---------------------------
Abby M. O'Neill
200 Sunset Road
Oyster Bay,  NY  11771